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NO.                             [PHYTOTECH LOGO]                        WARRANTS


              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

THIS CERTIFIES THAT, FOR VALUE RECEIVED                        CUSIP 718954 11 8

     or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Phytotech, Inc. a corporation incorporated under the laws of the State of New Jersey ("Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter more fully described (the "Warrant Agreement") referred to, one fully paid and non-assessable share of Common Stock, no par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate with the instructions for the registration and delivery of Common Stock filed in, at any time on or after __________, 1998 and at or before the close of business on __________, 2003 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption, at the stock transfer office in Cranford, New Jersey, of Registrar and Transfer Company, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $_____. The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution. The Company may redeem any or all outstanding and unexercised Warrants at any time if the Daily Price has exceeded $_____ for twenty (20) consecutive trading days immediately preceding the date of notice of such redemption, upon thirty
(30) days notice, at a price equal to $0.25 per Warrant. For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. All Warrants not theretofore exercised or redeemed will expire on __________, 2003.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of __________, 1998 ("Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitation of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 1 Deer Park Drive, Suite l, Monmouth Junction, New Jersey 06852, Attention: Controller.

     The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

     This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

     No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exerciser hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

Dated:

Countersigned and Registered:
     REGISTRAR AND TRANSFER COMPANY
                                 Transfer Agent
                                  and Registrar

By

                           Authorized Signature



                      [PHYTOTECH, INC. CORPORATE SEAL]


                               PHYTOTECH, INC.

By /s/ Ilya Raskin                      By /s/ Burt D. Ensley

   Secretary                               President and Chief Executive Officer


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     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

     Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

          (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

          (b) the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                FORM OF ASSIGNMENT

     In consideration of monies or other valuable consideration received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:


Name(s) of Assignee(s): _______________________________________________________

Address: ______________________________________________________________________

No. of Warrants: ______________________________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint ____________________________ the undersigned's attorney to make such transfer on the books of ______________ _______________________ maintained for the purposes, with full power of substitution in the premises.

Dated:

                                       ________________________________________
                                       (Signature of Owner)

                                       ________________________________________
                                       (Street Address)

                                       ________________________________________
                                       (City)            (State)     (Zip Code)

                                       Signature Guaranteed By:

                                       ________________________________________

(To be executed only upon exercise of Warrant)

To:  Registrar and Transfer Company
     10 Commerce Drive
     Cranford, New Jersey 07016

     The undersigned irrevocably exercises __________________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $________ (such payment being by wire transfer or by certified or official bank or bank cashier's check payable to the order or at the direction of Phytotech, Inc.), all at the exercise price and on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement referred to herein and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the common shares, of Phytotech, Inc. deliverable upon the exercise of such Warrants to be registered or placed in the name and at the address specified below and delivered thereto.

Dated:

                                       ________________________________________
                                       (Signature of Owner)

                                       ________________________________________
                                       (Street Address)

                                       ________________________________________
                                       (City)            (State)     (Zip Code)

                                       Signature Guaranteed By:

                                       ________________________________________

Securities and/or check or other property to be issued or delivered to:

Please insert social security or identifying number:

Name:

Street Address: